Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Investor Contact:
	Martha Holler	Steve McGarry
	703/984-5178	703/984-6746
Joe Fisher
703/984-5755
SALLIE MAE REPORTS FIRST-QUARTER 2008 RESULTS
RESTON, Va., April 16, 2008 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported that for the first-quarter ended March 31, 2008, it delivered a record amount of student loans despite difficult economic conditions and tightened credit markets that dramatically increased the cost of funds. Under current conditions, however, loans can only be made at an economic loss. Reflecting this environment, the company is assessing how best to balance its resources and its mission to provide access for higher education.
     For the 2008 first quarter, “core earnings” net income was $188 million, or $.34 diluted earnings per share. Excluding non-recurring items of $21 million of restructuring expenses and an $82 million acceleration of premium amortization expense, “core earnings” net income for the 2008 first quarter was $254 million, or $.48 diluted earnings per share. For the 2007 first quarter, “core earnings” net income was $251 million, or $.57 diluted earnings per share.
     First-quarter 2008 “core earnings” provision for loan losses was $181 million. It is a decrease from the preceding quarter’s $749 million and the 2007 first quarter of $199 million. “Core earnings” net interest income was $567 million for the 2008 first quarter. For the 2007 first quarter, “core earnings” net interest income was $644 million.
     “Core earnings” other income, which consists primarily of fees earned from collection activity and guarantor servicing, was $271 million in the first-quarter 2008. For the 2007 first quarter, “core earnings” other income was $288 million. First-quarter 2008 “core earnings” operating expenses were $339 million. “Core earnings” operating expenses were $365 million in the preceding quarter and $332 million in the first-quarter 2007.
     The company originated more than $8.7 billion in student loans during the first-quarter 2008, up from $8.0 billion in the year-ago period. Student loans originated through Sallie Mae’s internal brands, a segment of total student loan originations, were $5.8 billion, a 21-percent increase from the 2007 first quarter. At March 31, 2008, the company’s managed student loan portfolio totaled $169.5 billion.
     “Today’s environment is the most difficult we have seen in our 35-year history of student lending,” said Albert L. Lord, chief executive officer. “It has become obvious that we can only meet the enormous student credit demands we are seeing at Sallie Mae if there is a near-term, system-wide liquidity solution.”

     Sallie Mae reports financial results on a GAAP basis and also presents certain “core earnings” performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these “core earnings” measures to monitor the company’s business performance. Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the First Quarter 2008 Supplemental Earnings Disclosure.
     Sallie Mae reported a first-quarter 2008 GAAP net loss of $104 million, or $.28 diluted loss per share, compared to net income of $116 million, or $.26 diluted earnings per share, in the 2007 first quarter. The largest difference between GAAP and “core earnings” first-quarter 2008 earnings per share results is the net impact of derivative accounting which, under SFAS 133, resulted in a $363 million unrealized, mark-to-market, pre-tax loss recognized in GAAP, but not in “core earnings,” results.
     The GAAP provision for loan losses was $137 million, down from the preceding quarter’s $574 million and the 2007 first quarter’s $150 million. GAAP net interest income was $276 million for the 2008 first quarter, compared to $414 million in the first-quarter 2007. Under GAAP accounting, the provision for loan losses and net interest income are based only on on-balance sheet loans; the comparable “core earnings” figures are based on total managed loans.
     Presentation slides for the conference call discussed below may be accessed on www.salliemae.com/about/investors/stockholderinfo/webcast.
***
     The company will host an earnings conference call tomorrow, April 17 at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, April 17, 2008, starting at 7:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 42085031. The conference call will be replayed continuously beginning at 11 a.m. EDT on Thursday, April 17, 2008, and concluding at midnight on May 1, 2008. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 42085031. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information First Quarter 2008. All information in this release is as of April 16, 2008. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages more than $169 billion in education loans and serves 10 million student and parent customers. Through its Upromise affiliates, the company also manages nearly $19 billion in 529 college-savings plans, and is a major, private source of college funding contributions in America with more than 8.5 million members and $425 million in member rewards. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

SLM CORPORATION

Supplemental Earnings Disclosure

March 31, 2008

(In millions, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS

GAAP Basis
Net income (loss)	$(104)	$(1,635)	$116
Diluted earnings (loss) per common share	$(.28)	$(3.98)	$.26
Return on assets	(.29)%	(4.60)%	.43%

“Core Earnings” Basis(1)
“Core Earnings” net income (loss)	$188	$(139)	$251
“Core Earnings” diluted earnings (loss) per common share	$.34	$(.36)	$.57
“Core Earnings” return on assets	.41%	(.30)%	.64%

OTHER OPERATING STATISTICS

Average on-balance sheet student loans	$129,341	$121,685	$101,499
Average off-balance sheet student loans	39,163	40,084	44,663

Average Managed student loans	$168,504	$161,769	$146,162

Ending on-balance sheet student loans, net	$131,013	$124,153	$104,581
Ending off-balance sheet student loans, net	38,462	39,423	45,380

Ending Managed student loans, net	$169,475	$163,576	$149,961

Ending Managed FFELP Stafford and Other Student Loans, net	$49,179	$45,198	$41,832
Ending Managed FFELP Consolidation Loans, net	90,105	90,050	83,928
Ending Managed Private Education Loans, net	30,191	28,328	24,201

Ending Managed student loans, net	$169,475	$163,576	$149,961

(1)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2008	2007	2007
	(unaudited)		(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $52,238; $47,518; and $10,192, respectively)	$40,168,284	$35,726,062	$28,561,670
FFELP Consolidation Loans (net of allowance for losses of $41,759; $41,211; and $12,087, respectively)	73,867,639	73,609,187	66,170,098
Private Education Loans (net of allowance for losses of $938,409; $885,931; and $369,072, respectively)	16,977,146	14,817,725	9,849,481
Other loans (net of allowance for losses of $44,575; $43,558; and $19,803, respectively)	1,140,468	1,173,666	1,350,416
Cash and investments	5,318,506	10,546,411	6,116,168
Restricted cash and investments	4,170,934	4,600,106	3,719,020
Retained Interest in off-balance sheet securitized loans	2,874,481	3,044,038	3,643,322
Goodwill and acquired intangible assets, net	1,319,723	1,300,689	1,364,016
Other assets	13,335,811	10,747,107	6,102,275

Total assets	$159,172,992	$155,564,991	$126,876,466

Liabilities
Short-term borrowings	$38,095,928	$35,947,407	$4,428,980
Long-term borrowings	112,485,060	111,098,144	114,070,797
Other liabilities	3,377,229	3,284,545	3,990,878

Total liabilities	153,958,217	150,330,096	122,490,655

Commitments and contingencies

Minority interest in subsidiaries	6,608	11,360	9,029

Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 1,150; 1,000; and 0 shares, respectively, issued at liquidation preference of $1,000 per share	1,150,000	1,000,000	—
Common stock, par value $.20 per share, 1,125,000 shares authorized: 533,678; 532,493; and 434,587 shares, respectively, issued	106,736	106,499	86,918
Additional paid-in capital	4,610,278	4,590,174	2,638,334
Accumulated other comprehensive income, net of tax	(2,394)	236,364	300,884
Retained earnings	617,184	557,204	1,833,359

Stockholders’ equity before treasury stock	7,046,804	7,055,241	5,424,495
Common stock held in treasury: 66,301; 65,951; and 22,650 shares, respectively	1,838,637	1,831,706	1,047,713

Total stockholders’ equity	5,208,167	5,223,535	4,376,782

Total liabilities and stockholders’ equity	$159,172,992	$155,564,991	$126,876,466

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$464,476	$553,313	$450,762
FFELP Consolidation Loans	836,656	1,095,565	1,014,846
Private Education Loans	443,522	395,962	338,421
Other loans	23,344	25,427	27,973
Cash and investments	123,816	240,846	113,904

Total interest income	1,891,814	2,311,113	1,945,906
Total interest expense	1,615,445	1,976,642	1,532,090

Net interest income	276,369	334,471	413,816
Less: provisions for loan losses	137,311	574,178	150,330

Net interest income (loss) after provisions for loan losses	139,058	(239,707)	263,486

Other income (loss):
Gains on student loan securitizations	—	—	367,300
Servicing and securitization revenue	107,642	23,289	251,938
Losses on loans and securities, net	(34,666)	(28,441)	(30,967)
Gains (losses) on derivative and hedging activities, net	(272,796)	(1,337,703)	(356,969)
Contingency fee revenue	85,306	91,872	87,322
Collections revenue	57,239	76,105	65,562
Guarantor servicing fees	34,653	40,980	39,241
Other	93,533	92,954	96,433

Total other income (loss)	70,911	(1,040,944)	519,860
Expenses:
Restructuring expenses	20,678	22,505	—
Operating expenses	355,648	418,469	356,174

Total expenses	376,326	440,974	356,174

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	(166,357)	(1,721,625)	427,172
Income tax expense (benefit)	(62,488)	(86,904)	310,014

Income (loss) before minority interest in net earnings of subsidiaries	(103,869)	(1,634,721)	117,158
Minority interest in net earnings of subsidiaries	(65)	537	1,005

Net income (loss)	(103,804)	(1,635,258)	116,153
Preferred stock dividends	29,025	9,622	9,093

Net income (loss) attributable to common stock	$(132,829)	$(1,644,880)	$107,060

Basic earnings (loss) per common share	$(.28)	$(3.98)	$.26

Average common shares outstanding	466,580	413,049	411,040

Diluted earnings (loss) per common share	$(.28)	$(3.98)	$.26

Average common and common equivalent shares outstanding	466,580	413,049	418,449

Dividends per common share	$—	$—	$.25

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2008
		Asset
		Performance	Corporate	Total ‘‘Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$494,382	$—	$—	$494,382	$(29,906)	$464,476
FFELP Consolidation Loans	988,486	—	—	988,486	(151,830)	836,656
Private Education Loans	749,321	—	—	749,321	(305,799)	443,522
Other loans	23,344	—	—	23,344	—	23,344
Cash and investments	141,902	—	6,267	148,169	(24,353)	123,816

Total interest income	2,397,435	—	6,267	2,403,702	(511,888)	1,891,814
Total interest expense	1,824,471	6,840	5,202	1,836,513	(221,068)	1,615,445

Net interest income (loss)	572,964	(6,840)	1,065	567,189	(290,820)	276,369
Less: provisions for loan losses	181,321	—	—	181,321	(44,010)	137,311

Net interest income (loss) after provisions for loan losses	391,643	(6,840)	1,065	385,868	(246,810)	139,058
Contingency fee revenue	—	85,306	—	85,306	—	85,306
Collections revenue	—	56,361	—	56,361	878	57,239
Guarantor servicing fees	—	—	34,653	34,653	—	34,653
Other income (loss)	44,345	—	50,641	94,986	(201,273)	(106,287)

Total other income	44,345	141,667	85,294	271,306	(200,395)	70,911
Restructuring expenses	15,550	434	4,694	20,678	—	20,678
Operating expenses	163,636	106,142	69,655	339,433	16,215	355,648

Total expenses	179,186	106,576	74,349	360,111	16,215	376,326

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	256,802	28,251	12,010	297,063	(463,420)	(166,357)
Income tax expense (benefit)(1)	94,067	10,348	4,399	108,814	(171,302)	(62,488)
Minority interest in net earnings of subsidiaries	—	(65)	—	(65)	—	(65)

Net income (loss)	$162,735	$17,968	$7,611	$188,314	$(292,118)	$(103,804)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended December 31, 2007
		Asset
		Performance	Corporate	Total ‘‘Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$705,051	$—	$—	$705,051	$(151,738)	$553,313
FFELP Consolidation Loans	1,354,573	—	—	1,354,573	(259,008)	1,095,565
Private Education Loans	731,217	—	—	731,217	(335,255)	395,962
Other loans	25,427	—	—	25,427	—	25,427
Cash and investments	272,875	—	5,837	278,712	(37,866)	240,846

Total interest income	3,089,143	—	5,837	3,094,980	(783,867)	2,311,113
Total interest expense	2,471,613	6,592	5,165	2,483,370	(506,728)	1,976,642

Net interest income (loss)	617,530	(6,592)	672	611,610	(277,139)	334,471
Less: provisions for loan losses	749,460	—	1	749,461	(175,283)	574,178

Net interest income (loss) after provisions for loan losses	(131,930)	(6,592)	671	(137,851)	(101,856)	(239,707)
Contingency fee revenue	—	91,872	—	91,872	—	91,872
Collections revenue	—	73,916	—	73,916	2,189	76,105
Guarantor servicing fees	—	—	40,980	40,980	—	40,980
Other income (loss)	44,189	—	55,354	99,543	(1,349,444)	(1,249,901)

Total other income (loss)	44,189	165,788	96,334	306,311	(1,347,255)	(1,040,944)
Restructuring expenses	19,006	1,774	1,725	22,505	—	22,505
Operating expenses	172,434	104,048	88,572	365,054	53,415	418,469

Total expenses	191,440	105,822	90,297	387,559	53,415	440,974

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	(279,181)	53,374	6,708	(219,099)	(1,502,526)	(1,721,625)
Income tax expense (benefit)(1)	(103,297)	19,749	2,481	(81,067)	(5,837)	(86,904)
Minority interest in net earnings of subsidiaries	—	537	—	537	—	537

Net income (loss)	$(175,884)	$33,088	$4,227	$(138,569)	$(1,496,689)	$(1,635,258)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2007
		Asset
		Performance	Corporate	Total ‘‘Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$695,353	$—	$—	$695,353	$(244,591)	$450,762
FFELP Consolidation Loans	1,331,235	—	—	1,331,235	(316,389)	1,014,846
Private Education Loans	657,584	—	—	657,584	(319,163)	338,421
Other loans	27,973	—	—	27,973	—	27,973
Cash and investments	161,677	—	2,135	163,812	(49,908)	113,904

Total interest income	2,873,822	—	2,135	2,875,957	(930,051)	1,945,906
Total interest expense	2,220,136	6,687	5,568	2,232,391	(700,301)	1,532,090

Net interest income (loss)	653,686	(6,687)	(3,433)	643,566	(229,750)	413,816
Less: provisions for loan losses	197,930	—	606	198,536	(48,206)	150,330

Net interest income (loss) after provisions for loan losses	455,756	(6,687)	(4,039)	445,030	(181,544)	263,486
Contingency fee revenue	—	87,326	—	87,326	(4)	87,322
Collections revenue	—	65,322	—	65,322	240	65,562
Guarantor servicing fees	—	—	39,241	39,241	—	39,241
Other income	44,418	—	51,317	95,735	232,000	327,735

Total other income	44,418	152,648	90,558	287,624	232,236	519,860
Operating expenses	171,563	93,248	67,505	332,316	23,858	356,174

Income before income taxes and minority interest in net earnings of subsidiaries	328,611	52,713	19,014	400,338	26,834	427,172
Income tax expense(1)	121,586	19,504	7,035	148,125	161,889	310,014
Minority interest in net earnings of subsidiaries	—	1,005	—	1,005	—	1,005

Net income (loss)	$207,025	$32,204	$11,979	$251,208	$(135,055)	$116,153

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings’’ Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income (loss)(A)	$188,314	$(138,569)	$251,208
“Core Earnings” adjustments:
Net impact of securitization accounting	(79,146)	(2,547)	421,485
Net impact of derivative accounting	(363,368)	(1,396,683)	(331,724)
Net impact of Floor Income	(5,577)	(49,844)	(39,021)
Net impact of acquired intangibles	(15,329)	(53,452)	(23,906)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	(463,420)	(1,502,526)	26,834
Net tax effect(B)	(171,302)	5,837	(161,889)

Total “Core Earnings” adjustments	(292,118)	(1,496,689)	(135,055)

GAAP net income (loss)	$(103,804)	$(1,635,258)	$116,153

GAAP diluted earnings (loss) per common share	$(.28)	$(3.98)	$.26

(A) “Core Earnings” diluted earnings (loss) per common share	$.34	$(.36)	$.57

(B)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate. For the quarters ended December 31, 2007 and March 31, 2007, the “Core Earnings” effective tax rate is different than GAAP primarily from the exclusion of the permanent income tax impact of the equity forward contracts. The Company settled all of its equity forward contracts in January 2008.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed loan portfolio, a limitation of this presentation is that we present the ongoing spread income on loans that have been sold to a trust we manage. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans, tracking results, and establishing corporate performance targets. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment, and occurred in our Corporate and Other reportable segment related to equity forward contracts for the prior and year-ago quarters. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked to market through earnings. The Company settled all of its equity forward contracts in January 2008.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, are marked to market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.